Exhibit 99.1

STR Holdings, Inc. Provides Updated Guidance for Second Quarter 2011

ENFIELD, Conn. — June 23, 2011 — STR Holdings, Inc. (NYSE: STRI), today provided an update on its financial guidance for the second quarter of 2011.

For the second quarter, the Company now expects to report consolidated net sales in the range of $98 to $101 million. The Company’s prior guidance for its second quarter consolidated net sales was $104 to $110 million. The Company now expects its Solar business to generate net sales of $68 to $69 million, compared to previous guidance of $74 to $78 million. The Company continues to expect STR Quality Assurance to generate net sales of $30 to $32 million for the second quarter. The Company now anticipates diluted non-GAAP earnings per share of approximately $0.30 to $0.32. The prior guidance for the second quarter for diluted non-GAAP EPS was $0.38 to $0.42.

Mr. Dennis L. Jilot, Chairman, President and Chief Executive Officer stated, “We are obviously very disappointed to have to lower our guidance this quarter, especially considering that our strong first quarter performance had continued through early June.  Due to the uncertainty of incentive programs in Italy and Germany, which took longer to resolve than anticipated, lower solar module demand has resulted in excess inventory and overcapacity throughout the Solar supply chain. Late in the second quarter, these industry-wide conditions caused our customers to slow their build rates and reduce purchase orders issued to us. It is also important to note that the slowdown appears to be broad-based, rather than customer-specific.”

The main factors driving the lower projected diluted non-GAAP EPS are anticipated lower sales volume in the Solar segment and the resultant unfavorable cost absorption.  Due to the quickness of the reduction of scheduled orders, which mainly impacted June sales, the Company will not be able to implement new initiatives to improve gross margin prior to the end of the second quarter.  Barry A. Morris, Executive Vice President and Chief Financial Officer said, “Although the steep climb in resin costs has abated, a portion of the increased resin costs impacted our earnings during the quarter.  We will discuss these items in more detail at our regularly scheduled earnings call, as well as the impact of new product introductions and cost-reduction initiatives.”

Estimated diluted non-GAAP EPS gives effect to the following adjustments to net earnings:  additions of $2.9 million for intangible asset amortization expense, $0.3 million for amortization of deferred financing costs and $1.3 million of stock-based compensation, reduced by the projected tax effect of $1.5 million.

The updated outlook reflects the Company’s current estimates as of the date of this press release and is subject to change based on further review by management, changes in the markets for our products and services and/or changes in operating conditions. Due to the lack of clarity regarding second half 2011 global demand, the Company is not addressing its full year guidance at this time.

About STR Holdings, Inc.

STR Holdings, Inc. is a leading global provider of high quality, superior performance solar encapsulants to the photovoltaic module industry. It is also one of the world’s leading providers of consumer product quality assurance testing, audit, inspection and responsible sourcing services, which helps ensure that suppliers and retailers have the highest level of confidence in the quality and safety of their products and in the social standards of the supply chain producing them. Further information about STR Holdings, Inc. can be obtained via the Company’s website at www.strholdings.com.

About STR Holdings, Inc.’s Non-GAAP Financial Measure

To supplement the Company’s condensed consolidated financial statements, which statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses a non-GAAP financial measure called diluted non-GAAP earnings per share. The Company defines diluted non-GAAP EPS as net earnings not including the tax-effected impact of amortization of deferred financing costs, stock-based compensation and intangible asset amortization expense divided by the weighted-average common shares outstanding. It should be noted that diluted weighted-average common shares are determined on a GAAP basis and the resulting share count is used for computing both GAAP and non-GAAP diluted EPS. The Company uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons.

Management believes that diluted non-GAAP EPS provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses that may not be indicative of the core business operating results and may help in comparing current-period results with those of prior periods as well as with its peers. Limitations of using diluted non-GAAP EPS is that it does not reflect actual operating performance as it excludes certain material expenses as noted above. Because of these limitations, management does not view diluted non-GAAP EPS in isolation and also uses other measures, such as net earnings, net sales, gross margin and operating income, to measure operating performance.

Forward-Looking Statements

This press release and any oral statement made in respect of the information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to inherent risks and uncertainties. These forward-looking statements present the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business and are based on assumptions that the Company has made in light of its industry experience and perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate under the circumstances.  However, these forward-looking statements are not guarantees of future performance or financial or operating results. In addition to the risks and uncertainties discussed in this release, the Company faces risks and uncertainties that include, but are not limited to, the following: (i) rising commodity costs, such as resin or paper used in its encapsulants, and its ability to successfully manage any increases in these commodity costs; (ii) the Company’s dependence on a limited number of third party suppliers for raw materials for its encapsulants and materials used in its processes; (iii) demand for solar energy in general and solar modules in particular; (iv) the timing and effects of the implementation of recently announced government incentives and policies for renewable energy, primarily in China and the United States; (v) the effects of the announced reductions to solar incentives in Germany and Italy; (vi) customer concentration in the Company’s Solar business and its relationships with key customers; (vii) the Company’s ability to protect its intellectual property; (viii) pricing pressures and other competitive factors; (ix) operating new manufacturing facilities and increasing production capacity at existing facilities; (x) the Company’s reliance on vendors and potential supply chain disruptions, including those resulting from bankruptcy filings by customers or vendors; (xi) potential product performance matters, product liability or professional liability claims and its ability to manage them; (xii) loss of professional accreditations and memberships; (xiii) the extent and duration of the current downturn in the global economy, including the timing of expected economic recovery in the United States and abroad and the continuing effects of the ongoing recession on sales; (xiv) the impact negative credit markets may have on the Company or its customers or suppliers; (xv) the impact of changes in foreign currency exchange rates on financial results, and the geographic distribution of revenues and earnings; (xvi) maintaining sufficient liquidity in order to fund future profitable growth and long-term vitality; (xvii) the extent to which the Company may be required to write off accounts receivable or inventory; (xviii) outcomes of litigation and regulatory actions; and (xix) other risks and uncertainties described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent periodic reports on Forms 10-K, 10-Q and 8-K. You are urged to carefully review and consider the disclosure found in the Company’s filings which are available on www.sec.gov or www.strholdings.com. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, actual results may vary materially from those projected in these forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

STR Holdings, Inc.

Barry A. Morris

Executive Vice President and Chief Financial Officer

(860) 758-7313

barry.morris@strus.com

or

ICR, LLC.

Gary Dvorchak, CFA

Senior Vice President

Investor Relations Consultant

(310) 954-1123

Gary.Dvorchak@icrinc.com

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